UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): February 12, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 1.01. Entry into a Material Definitive Agreement.
On February 12, 2018, German American Bancorp, a wholly-owned subsidiary of German American Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with MainSource Bank, a wholly-owned subsidiary of MainSource Financial Group, Inc. (“MainSource”), which provides for the acquisition by German American Bancorp of five MainSource Bank branch locations (four in Columbus, Indiana, and one in Greensburg, Indiana), and certain related assets, and the assumption by German American Bancorp of certain related liabilities.

Pursuant to the Purchase Agreement, German American Bancorp has agreed to assume approximately $160 million in deposits and purchase approximately $134 million in loans associated with the five bank branches. German American Bancorp has agreed to pay a purchase price equal to the sum of: (i) 8.0% of the balances of certain checking accounts and other demand withdrawal accounts (excluding governmental accounts with public funds); (ii) 4.5% of the balances of governmental accounts with public funds, excluding time deposits; (iii) 4.5% of the balances of money market and savings deposits, excluding governmental accounts with public funds; (iv) the net book value of all assets, including loans but excluding any accrued interest on such loans; and (v) the accrued interest with respect to purchased loans. The purchase price will be adjusted to reflect increases or decreases in the deposit balances during the six month period following the closing date. Upon written notice, German American Bancorp will also have the ability to put loans back to MainSource Bank during such six month period. The expected premium to be paid for deposits under the Agreement is approximately $8 million. German American Bancorp is also assuming the liabilities of MainSource Bank related to certain leases covering the five bank branches.

The transaction is expected to close in the second quarter of 2018, subject to regulatory approval, the closing of the previously-announced pending merger of MainSource and First Financial Bancorp, and other customary closing conditions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On February 13, 2018, the Company issued a press release announcing the execution of the Purchase Agreement, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Forward-Looking Statements
This Report contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “plan”, “intend”, “should”, “would”, “could”, “can”, “may”, “will”, “might”, or similar expressions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: failure of the parties to satisfy the closing conditions in the Purchase Agreement in a timely manner or at all; failure to obtain governmental approvals for the acquisition of the branches; disruptions to the parties’ businesses as a result of the announcement and pendency of the branch acquisition; costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions by the Board of Governors of the Federal Reserve System; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of Federal Deposit Insurance Corporation premiums, either industry wide or specific to German American Bancorp; the expected impact of the U.S tax regulations passed in December 2017; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.
For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. It is intended that these forward-looking statements speak only as of the date they are made. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

2.1	Purchase and Assumption Agreement by and between German American Bancorp and MainSource Bank, dated February 12, 2018*

99.1	Press Release, dated February 13, 2018

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
	By:	/s/ Mark A. Schroeder
Dated: February 13, 2018		Mark A. Schroeder, Chairman of the Board and Chief Executive Officer